Exhibit 4.2

SECOND AMENDMENT TO SECOND AMENDED AND

RESTATED SECURED TERM LOAN AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT (the “Amendment”) is made as of this 23rd day of April, 2015 (the “Effective Date”), by and among DDR Corp. (f/k/a Developers Diversified Realty Corporation), a corporation organized under the laws of the State of Ohio (“DDR”), DDR PR Ventures, LLC, S.E., a Delaware limited liability company (“DDR PR”; DDR and DDR PR together with any Qualified Borrower that issues a Qualified Borrower Note in accordance with the terms of the Loan Agreement (as hereinafter defined), collectively, the “Borrower”), KeyBank National Association, and the other several banks, financial institutions and other entities from time to time parties to the Loan Agreement described below, including the existing “Lenders” shown on the signature pages hereof (the “Lenders”), and KeyBank National Association, not individually, but as “Administrative Agent”, RBC Capital Markets, not individually, but as “Syndication Agent”, and U.S. Bank National Association, The Bank of Nova Scotia and Citizens, N.A., not individually, but as “Documentation Agents”.

R E C I T A L S

A. Borrower, Administrative Agent, J.P. Morgan Securities LLC, as syndication agent, ING Real Estate Finance (USA) LLC, Scotiabanc, Inc. and Citizens, N.A. as documentation agents, and certain Lenders entered into that certain Second Amended and Restated Secured Term Loan Agreement dated as of June 28, 2011, as amended by that certain First Amendment to Second Amended and Restated Secured Term Loan Agreement dated as of January 17, 2013 (collectively, the “Existing Loan Agreement”; the Existing Loan Agreement, as modified and amended by this Amendment, the “Loan Agreement”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

B. The Borrower, the Administrative Agent and the Lenders desire to amend the Existing Loan Agreement in order to, among other things (i) decrease the Aggregate Commitment from $400,000,000.00 to $200,000,000.00; (ii) decrease the Capitalization Rate (as hereinafter defined) from 7.25% to 6.75%; and (iii) amend the provisions of the financial covenants and certain other provisions of the Existing Loan Agreement.

C. Borrower has requested changes to certain terms in the Existing Loan Agreement as set forth herein and the Lenders have agreed to such changes.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AMENDMENTS

1. The foregoing Recitals to this Amendment are incorporated into and made part of this Amendment.

2. As a condition to the effectiveness of this Amendment, Borrower is making a prepayment of the Loans in the principal amount of $100,000,000.00, such that the outstanding principal balance of the Loan shall be $200,000,000.00. From and after the Effective Date, (a) the Aggregate Commitment shall equal Two Hundred Million and No/100 Dollars ($200,000,000.00), (b) the Lenders shall each have a Commitment in the amount shown next to their respective signatures on the signature pages of this Amendment (such amounts to include the decreases in the Commitments of the Lenders), and (c) the Loans under the Existing Loan Agreement shall continue to be evidenced by the Notes and the Existing Loan Agreement. By delivery of this Amendment, (a) there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the Indebtedness evidenced by the Existing Loan Agreement and the “Notes” described in the Existing Loan Agreement, which Indebtedness is instead allocated among the Lenders as of the date hereof in accordance with their respective Percentages, and is evidenced by the Loan Agreement and such new or amended and restated Notes, and the Lenders shall as of the date hereof make such adjustments to the outstanding Loans of such Lenders so that such outstanding Loans are consistent with their respective Percentages of the Aggregate Commitment, (b) there shall not be deemed to have occurred any release, satisfaction or cancellation of any liens granted pursuant to the Security Documents, which liens are hereby ratified and confirmed in all respects, and (c) there shall not be any impairment or effect on the validity or priority of the liens of the Security Documents.

3. Section 1.1 of the Existing Loan Agreement is hereby amended as follows:

(a) By deleting in their entirety the definitions of “Permitted Acquisitions”, “Qualified Jointly-Owned Subsidiary” and “Unencumbered NOI”; and

(b) By deleting in their entirety the definitions of “Aggregate Commitments”, “Assets Under Development”, “Capitalization Rate”, “Financeable Ground Lease”, “Non-Stabilized Project” and “Unencumbered Assets” and inserting in lieu thereof the following:

“Aggregate Commitment” means, as of any date, the aggregate of the then-current Commitments of all the Lenders, which is, as of April 23, 2015, $200,000,000.

“Assets Under Development” means, as of any date of determination, all Projects, expansion areas of existing Projects and redevelopments owned by the Consolidated Group and the Investment Affiliates which are then treated as assets under development under GAAP, plus, at Borrower’s option, assets that (A) previously had been Assets Under Development and (B) have been placed in service for less than twelve months, to be valued for purposes of this Agreement, for each Asset Under Development as determined individually, for up to twelve months from the time such asset is no longer treated as an asset under development under GAAP, at either (i) 100% of then-current book value, as determined in accordance with GAAP, (a) for each Asset Under Development owned by members of the Consolidated Group and (b) multiplied by the applicable Consolidated Group Pro Rata Share for an Asset Under Development owned by an Investment Affiliate; or (ii) 100% of the value of such Asset Under Development determined by dividing (x) twelve months of income from signed leases by (y) the Capitalization Rate (I) for each Asset Under Development owned by members of the Consolidated Group and (II) multiplied by the applicable Consolidated Group Pro Rata Share for an Asset Under Development owned by an Investment Affiliate. For purposes of the foregoing, income from signed leases shall be equal to 70% of the revenues payable by the tenant. Once an election of (ii) above is chosen, the asset will continue to be valued under that method until the asset is no longer an Asset Under Development.

“Capitalization Rate” means 6.75%.

“Financeable Ground Lease” means a ground lease that would constitute a financeable ground lease to a prudent institutional lender in the business of making commercial real estate loans and, accordingly, provides protections for a potential leasehold mortgagee (“Mortgagee”) including (i) a remaining term, including any optional extension terms exercisable unilaterally by the tenant, of no less than 20 years from April 23, 2015, (ii) that the ground lease will not be terminated until the Mortgagee has received notice of a default, has had a reasonable opportunity to cure or complete foreclosure, and has failed to do so, (iii) provision for a new lease on the same terms to the Mortgagee as tenant if the ground lease is terminated for any reason, (iv) non-merger of the fee and leasehold estates, (v) transferability of the tenant’s interest under the ground lease without any requirement for consent of the ground lessor unless based on reasonable objective criteria as to the creditworthiness or line of business of the transferee or delivery of customary assignment and assumption agreements from the transferor and transferee, and (vi) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of the applicable leasehold mortgage. The Financeable Ground Leases as of April 23, 2015 are listed on Schedule 7 attached hereto and made a part hereof.

“Non-Stabilized Project” means, as of any date of determination, all Projects owned by the Consolidated Group and the Investment Affiliates that have a negative Net Operating Income for the most recently ended period of twelve (12) months, but excluding Acquisition Assets and Assets under Development. A Project may continue to be treated as a Non-Stabilized Project for up to eighteen (18) months from October 20, 2010 or such later date on which such Project becomes a Non-Stabilized Project; thereafter such Project will be valued at zero until such Project generates positive Net Operating Income. Notwithstanding anything herein to the contrary, DDR’s corporate headquarters complex currently located in Beachwood, Ohio shall constitute a Non-Stabilized Project at all times.

“Unencumbered Asset” means, subject to clauses (a), (b) and (c) below, any Project and any Asset Under Development located in the United States, Canada, Puerto Rico or an Acceptable Jurisdiction 100% of which is owned in fee simple, in a condominium structure or ground leased by the Borrower or a Wholly-Owned Subsidiary (provided that a Project which is ground leased shall be included as an Unencumbered Asset only if such ground lease is a Financeable Ground Lease) which, as of any date of determination, is not subject to any Liens, claims, or restrictions on transferability or assignability of any kind (including any such Lien, claim or restriction imposed by the organizational documents of any Subsidiary) other than Permitted Liens set forth in Sections 6.15(i) through 6.15(iv).

(a) No Project or Asset Under Development will be an Unencumbered Asset if Borrower, the owner of such Project or Asset Under Development (an “Unencumbered Asset Ownership Entity”) or any Subsidiary that is in the direct chain of ownership between any Borrower and the Unencumbered Asset Ownership Entity (a “Relevant Subsidiary”) is subject to any agreement (including (i) any agreement governing Indebtedness and (ii) if applicable, the organizational documents of Borrower, any Relevant Subsidiary or Unencumbered Asset Ownership Entity) that prohibits or limits the ability of the Borrower, the Unencumbered Asset Ownership Entity or any Relevant Subsidiary to create, incur, assume or suffer to exist any Lien upon that Project or Asset Under Development or upon the Capital Stock of the Unencumbered Asset Ownership Entity, or any Relevant Subsidiary, including, without limitation, any negative pledge or similar covenant or restriction.

(b) No Project or Asset Under Development will be an Unencumbered Asset if the Unencumbered Asset Ownership Entity or any Relevant Subsidiary is subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) that entitles any Person to the benefit of any Lien (other than Permitted Liens set forth in Sections 6.15(i) through 6.15(iv)) on any assets or Capital Stock of the Unencumbered Asset Ownership Entity or any Relevant Subsidiary or would entitle any Person to the benefit of any Lien (other than Permitted Liens set forth in Sections 6.15(i) through 6.15(iv)) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause), except, in each case, for (x) Liens upon the assets of a Multi-Property Entity, provided such assets are not Unencumbered Assets, and (y) Liens on the Capital Stock of Subsidiaries of a Multi-Property Entity that do not directly or indirectly own Unencumbered Assets.

(c) No Project or Asset Under Development will be an Unencumbered Asset unless the Unencumbered Asset Ownership Entity and each Relevant Subsidiary (to the extent such entity is not a Subsidiary Guarantor) does not have any Indebtedness for borrowed money or any Guarantee Obligations, other than (A) Guarantee Obligations or Indebtedness for which recovery is limited to a Project or Asset Under Development that is not an Unencumbered Asset or the Capital Stock of an entity that owns a Project or Asset Under Development that is not an Unencumbered Asset, or (B) Guarantee Obligations for nonrecourse carveouts, completion guarantees or environmental guarantees provided that the obligations described in this clause (B) shall be permitted only if the Unencumbered Asset Ownership Entity or the Relevant Subsidiary that has the Guarantee Obligation is a Qualified Borrower or has executed a Subsidiary Guaranty.

4. Section 1.1 of the Existing Loan Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Major Acquisition” means (a) a single transaction for the purpose of or resulting, directly or indirectly, in the acquisition (including, without limitation, a merger or consolidation or any other combination with another person) by one or more of Borrower and its Subsidiaries of Properties or assets of a Person for a gross purchase price equal to or in excess of 10% of Consolidated Market Value (without giving effect to such acquisition) or (b) one or more transactions for the purpose of or resulting, directly or indirectly, in the acquisition (including, without limitation, a merger or consolidation or any other combination with another Person) by one or more of the Borrower and its Subsidiaries of

Properties or assets of a Person in any two consecutive fiscal quarters for an aggregate gross purchase price equal to or in excess of 10% of Consolidated Market Value (without giving effect to such acquisitions).”

“Wells Fargo Credit Agreement” means that certain Term Loan Agreement dated as of even date herewith by and among DDR Corp., as borrower, Wells Fargo Bank, National Association, as administrative agent, PNC Bank, National Association, as syndication agent, Capital One, National Association, as documentation agent, and the lenders from time to time parties thereto, as the same may be modified, increased, amended or restated from time to time.

5. Section 1.1 of the Existing Loan Agreement is hereby amended by deleting the period appearing at the end of subparagraph (h) of the definition of “Consolidated Market Value” and inserting in lieu thereof the words “, plus”, and by inserting the following immediately thereafter:

“(i) 100% of the then-current book value, as determined in accordance with GAAP, of Passive Non-Real Estate Investments (provided that the amount included in Consolidated Market Value pursuant to this clause (i) shall not exceed 10% of the Consolidated Market Value);

provided that (x) the amount included in Consolidated Market Value that is attributable to Investment Affiliates shall not exceed 30% of Consolidated Market Value and (y) the aggregate amount included in Consolidated Market Value that is attributable to Developable Land, Passive Non-Real Estate Investments, First Mortgage Receivables, Assets Under Development, and Properties not located in the United States or Puerto Rico shall not exceed 30% of Consolidated Market Value.”

6. Section 2.1 of the Existing Loan Agreement is hereby amended by deleting Section 2.1(c) in its entirety and by inserting in lieu thereof the following new Section 2.1(c):

(c) Increase of Commitments. The Borrower may, by written notice to the Administrative Agent on up to four (4) occasions during the period from the Agreement Execution Date to January 17, 2016, request incremental Commitments in an amount not to exceed the aggregate amount of $100,000,000.00 from one or more additional Lenders (which may include any existing Lender) willing to provide such incremental Commitments in their own discretion. The Administrative Agent and/or its Affiliates shall use commercially reasonable efforts, with the assistance of the Borrower, to arrange a syndicate of Lenders willing to hold the requested incremental Commitments. If Lenders are willing to provide such additional Commitments, the Aggregate Commitment may be increased from time to time by the addition of a new Lender(s) or the increase of the Commitment of an existing Lender(s) with the consent of only the Borrower, the Administrative Agent, and the new or existing Lender(s) providing such additional Commitment so long as the Aggregate Commitment does not exceed $300,000,000. Nothing in this Section 2.1(c) shall constitute or be deemed to constitute an agreement by any Lender to increase its Commitment hereunder. Any such increase in the Aggregate Commitment shall be conditioned upon the contemporaneous addition of Potential Properties as Subject Properties in accordance with Section 2A.2 to effect compliance with all financial covenants set forth in Section 6.18 immediately following the increase of the Aggregate Commitment and upon satisfaction of the requirements for additional Borrowings pursuant to Section 2.9. Such increases shall be evidenced by the execution and delivery of an Amendment Regarding Increase in the form of Exhibit K attached hereto by the Borrower, the Administrative Agent and the new Lender or existing Lender providing such additional Commitment (the “Increase Notice”), a copy of which shall be forwarded to each Lender by the Administrative Agent promptly after execution thereof. The amount of the requested increase shall be set forth in the Increase Notice. Notwithstanding the foregoing, (i) no increase in the Aggregate Commitment may occur after January 17, 2016, and (ii) each such increase shall not be less than $25,000,000. On the effective date of each such increase in the Aggregate Commitment, the Borrower and the Administrative Agent shall cause the new or existing Lenders providing such increase to hold its or their Percentage of all ratable Borrowings outstanding at the close of business on such day, by either funding more than its or their Percentage of new ratable Borrowings made on such date or purchasing shares of outstanding ratable Loans held by the other Lenders or a combination thereof. The Lenders agree to cooperate in any required sale and purchase of outstanding ratable Borrowings to achieve such result. Borrower agrees to pay all fees associated with the increase in the Aggregate Commitment including any amounts due under Section 3.4 in connection with any reallocation of Fixed Rate Borrowings.

7. Section 2.9 of the Existing Loan Agreement is hereby deleted in its entirety and replaced with the following new Section 2.9:

“2.9 Method of Selecting Types and Interest Periods for New Borrowings. The Borrower shall select the Type of Borrowing and, in the case of each Fixed Rate Borrowing, the Interest Period applicable to each Borrowing from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) (i) not later than 12:00 p.m. Cleveland time on the Borrowing Date of each Floating Rate Borrowing, and (ii) not later than 11:00 a.m. Cleveland time, at least three (3) Business Days before the Borrowing Date for each Fixed Rate Borrowing, specifying:

(a)	the Borrowing Date, which shall be a Business Day, of such Borrowing,

(b)	the aggregate amount of such Borrowing,

(c)	the Type of Borrowing selected, and

(d)	in the case of each Fixed Rate Borrowing, the Interest Period applicable thereto.

Each Lender shall make available its Loan or Loans, in funds immediately available in Cleveland to the Administrative Agent at its address specified pursuant to Article XIII on each Borrowing Date not later than 2:00 p.m. on the proposed Borrowing Date. The Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

No Interest Period may end after the Maturity Date and, unless the Lenders otherwise agree in writing, in no event may there be more than ten (10) different Interest Periods for Fixed Rate Borrowings outstanding at any one time.”

8. Section 6.1(iv) of the Existing Loan Agreement is hereby modified by inserting the following after the word “thereof” at the end of such section:

“ provided, however, that solely with respect to the financial statements for the fiscal quarter ending March 31, 2015, the requirements of this clause (iv) shall be satisfied by Borrower’s delivery of such compliance certificate within 45 days after the close of such fiscal quarter (regardless of when the quarterly financial statements for the fiscal quarter ending March 31, 2015 are delivered);

9. Section 6.2 of the Existing Loan Agreement is hereby deleted in its entirety and replaced with the following new Section 6.2:

“6.2. Use of Proceeds. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Borrowings for the general corporate purposes of the Borrower, including, without limitation, working capital needs, the repayment of Indebtedness, financing for property acquisitions of new Projects, the construction of new improvements or expansions of existing improvements on Projects, the repayment of outstanding Borrowings, the making of investments in First Mortgage Receivables, the making of Mezzanine Debt Investments and the making of Passive Non-Real Estate Investments. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Borrowings to purchase or carry any “margin stock” (as defined in Regulation U) if such usage could constitute a violation of Regulation U by any Lender.”

10. Section 6.4 of the Existing Loan Agreement is hereby deleted in its entirety and replaced with the following new Section 6.4:

“6.4. Conduct of Business. The Borrower will do, and will cause each of its Subsidiaries to do, all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership, limited partnership, or limited liability company, as the case may be, in its jurisdiction of incorporation/formation (except with respect to mergers permitted pursuant to Section 6.12) and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and to carry on and conduct their businesses in substantially the same manner as they are presently conducted where the failure to do so could reasonably be expected to have a Material Adverse Effect and, specifically, neither the Borrower nor its Subsidiaries may undertake any business other than the acquisition, development, ownership, management, operation and leasing of retail, office or industrial properties, ancillary businesses specifically related to such types of properties and any other investments permitted by Section 6.2.”

11. Section 6.11 of the Existing Loan Agreement is hereby deleted and replaced with the following new Section 6.11:

“6.11 Restricted Payments. If a Default has occurred and is continuing, the Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment other than (a) dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock, (b) Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower or its Subsidiaries in the ordinary course, or (c) dividends and distributions by the Borrower to its shareholders in an amount not to exceed the minimum amount necessary for the Borrower to maintain its tax status as a real estate investment trust, as reasonably determined by the Borrower.”

12. Section 6.12 of the Existing Loan Agreement is hereby amended by deleting the words “Permitted Acquisitions” from Section 6.12(a) thereof and by inserting in lieu thereof the words not “not prohibited by this Agreement”.

13. Section 6.14 of the Existing Loan Agreement is hereby deleted in its entirety and replaced with the following new Section 6.14:

“6.14 [Intentionally Omitted.].”

14. Section 6.18 of the Existing Loan Agreement is hereby amended by deleting clauses (i) through (viii) of Section 6.18 in their entirety, and by inserting in lieu thereof the following new clauses (i) through (viii):

“(i) the sum of (x) Consolidated Outstanding Indebtedness minus (y) the amount of restricted cash and Cash Equivalents held as collateral or in escrow in a bank account by a lender, creditor, or counterparty (“Restricted Cash Collateral”) with respect to any Consolidated Outstanding Indebtedness to exceed sixty percent (60%) of Consolidated Market Value; provided that such ratio may exceed sixty percent (60%) but shall not exceed sixty-five percent (65%) for up to four (4) consecutive fiscal quarters following a Major Acquisition;

(ii) the sum of (x) Consolidated Secured Indebtedness minus (y) Restricted Cash Collateral with respect to Consolidated Secured Indebtedness to exceed thirty-five percent (35%) of Consolidated Market Value; provided that such ratio may exceed thirty-five percent (35%) but shall not exceed forty percent (40%) for up to four (4) consecutive fiscal quarters following a Major Acquisition;

(iii) the Value of Unencumbered Assets to be less than 1.67 times the sum of (x) Consolidated Unsecured Indebtedness minus (y) Restricted Cash Collateral with respect to Consolidated Unsecured Indebtedness; provided that such ratio may be less than 1.67 to 1 but shall not be less than 1.55 to 1 for up to four (4) consecutive fiscal quarters following a Major Acquisition;

(iv) Consolidated Cash Flow to be less than 1.5 times Fixed Charges, based on the most recent four (4) fiscal quarters;

(v) [Intentionally Omitted];

(vi) [Intentionally Omitted];

(vii) [Intentionally Omitted];

(viii) the aggregate principal amount of Recourse Indebtedness that is secured by a Lien on partnership or other equity interests or by any other Lien which is not a mortgage Lien on real property shall not exceed $300,000,000 (which amount shall include the outstanding Indebtedness under the Loan Documents);”

15. Section 7.7 of the Existing Loan Agreement is hereby deleted in its entirety and replaced with the following new Section 7.7:

“7.7 The Borrower, any Assignor, any other direct or indirect owner of a Subject Property, or any Subject Property Owner, or any other Subsidiary having more than $50,000,000 of Equity Value (or in the case of a Subsidiary that is not a Wholly-Owned Subsidiary, a Subsidiary for which the Borrower’s proportionate share of the Equity Value of such Subsidiary exceeds $50,000,000), shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.7, (vi) fail to contest in good faith any appointment or proceeding described in Section 7.8 or (vii) admit in writing its inability to pay its debts generally as they become due.”

16. Section 7.8 of the Existing Loan Agreement is hereby deleted in its entirety and replaced with the following new Section 7.8:

“7.8 A receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower, any Assignor, any other direct or indirect owner of a Subject Property, or any Subject Property Owner, or any Subsidiary having more than $50,000,000 of Equity Value (or in the case of a Subsidiary that is not a Wholly-Owned Subsidiary, a Subsidiary for which the Borrower’s proportionate share of the Equity Value of such Subsidiary exceeds $50,000,000), or for any Substantial Portion of the Property of the Borrower or such Subsidiary, or for any of the Collateral, the Subject Properties or Borrower’s direct or indirect interests therein, or a proceeding described in Section 7.7(iv) shall be instituted against the Borrower or any such Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.”

17. Section 7.9 of the Existing Loan Agreement is hereby amended by deleting the amount “$20,000,000” from the fourth line thereof and by inserting in lieu thereof the amount “$50,000,000”.

18. Section 7.10 of the Existing Loan Agreement is hereby amended by deleting the amount “$1,000,000” from the fifth line thereof and by inserting in lieu thereof the amount “$10,000,000”.

19. Section 7.10 of the Existing Loan Agreement is hereby amended by deleting the amount “$500,000” from the sixth line thereof and by inserting in lieu thereof the amount “$5,000,000”.

20. Section 7.11 of the Existing Loan Agreement is hereby amended by deleting the amount “$500,000” from the ninth line thereof and by inserting in lieu thereof the amount “$5,000,000”.

21. Section 7.12 of the Existing Loan Agreement is hereby amended by deleting the amount “$20,000,000” from the sixth line thereof and by inserting in lieu thereof the amount “$50,000,000”.

22. The following new Section 7.19 is hereby inserted into the Existing Loan Agreement:

“7.19 There shall occur a “Default” under and as defined in the Wells Fargo Credit Agreement.”

23. Section 8.2 of the Existing Loan Agreement is hereby amended by deleting the amount “$500,000,000” from Section 8.2(iv) thereof and by inserting in lieu thereof the amount “$300,000,000”.

24. Exhibits “F” and “K” to the Existing Loan Agreement are hereby amended by deleting therefrom the references to the amounts “$400,000,000.00” and “$500,000,000.00”, and by inserting in lieu thereof the amounts “$200,000,000.00” and “$300,000,000.00” respectively.

25. Schedule 7 to the Existing Loan Agreement is hereby deleted in its entirety and replaced with the revised Schedule 7 attached as Annex I to this Amendment.

26. Borrower, Administrative Agent and the Lenders hereby acknowledge and agree that the Compliance Certificate (and the calculations of the financial covenants set forth in such Compliance Certificate) of Borrower and its Subsidiaries required to be delivered to the Administrative Agent and the Lenders at the closing of this Amendment referred to in Section 30 hereof (the “Proforma Compliance Certificate”) and for the fiscal quarter and year ended December 31, 2014, shall be based on the terms and provisions of the Existing Loan Agreement, as modified and amended by this Amendment (including, without limitation, the reduction of the Aggregate Commitment to $200,000,000.00), notwithstanding the fact that the effective date of such modified financial covenants and such reduction in Aggregate Commitment occurs after the date of such reporting period.

27. Borrower hereby represents and warrants that:

(a) no Default or Unmatured Default exists;

(b) the Loan Documents are in full force and effect and neither Borrower nor any Assignor has defenses or offsets to, or claims or counterclaims relating to, its obligations under the Loan Documents;

(c) there has been no material adverse change in the financial condition of Borrower and its Subsidiaries from that shown in its December 31, 2014 financial statements;

(d) each of Borrower and the Assignors has full corporate power and authority to execute, and has duly authorized the execution of, this Amendment and the other documents executed in connection herewith and no consents are required for such execution other than any consents which have already been obtained; and

(e) all representations and warranties contained in Article V of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof; provided that any representation or warranty that is qualified as to “materiality”, Material Adverse Effect or similar language is true and correct in all respects as of the date hereof and any such representations or warranties that relate to an earlier specified date are true and correct on and as of such date.

28. Except as specifically modified hereby or in any agreement executed in connection herewith, the Loan Agreement and the other Loan Documents are and remain unmodified and in full force and effect and the obligations of Borrower, Lenders and Administrative Agent under the Loan Agreement are hereby ratified and confirmed. All references in the Loan Documents to the Existing Loan Agreement henceforth shall be deemed to refer to the Existing Loan Agreement as amended by this Amendment.

29. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be construed and enforced in accordance with the laws of the State of Ohio (excluding the laws applicable to conflicts or choice of law). This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Loan Agreement.

30. This Amendment shall become effective when (i) this Amendment has been executed by Borrower, Administrative Agent and the Required Lenders, (ii) the Administrative Agent has received and approved the Proforma Compliance Certificate for the period ended December 31, 2014 (but subject to the provisions of Section 26 hereof and subject to other customary and reasonable adjustments to reflect transactions that occurred between December 31, 2014 and the date of this Amendment), (iii) Administrative Agent shall have received for the benefit of the Lenders in accordance with the Percentages of the Lenders a prepayment of the principal of the Loans in the amount of $100,000,000.00 together with all accrued but unpaid interest on such principal amount prepaid, (iv) the Administrative Agent has received and approved a fully executed and effective Wells Fargo Credit Agreement evidencing a term loan facility in the amount of $400,000,000.00, which may be increased up to $600,000,000.00, and (v) the Administrative Agent has received and approved a fully executed and effective amendment and restatement to the Unsecured Credit Agreement which reflects modifications thereto that conform to the modifications being made pursuant to this Amendment, as applicable.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above written.

BORROWER:

DDR CORP. (f/k/a Developers Diversified Realty Corporation), an Ohio corporation

By:	/s/ Luke J. Petherbridge
Print Name:	Luke J. Petherbridge
Title:	Chief Financial Officer

3300 Enterprise Parkway Beachwood, Ohio 44122 Phone: 216/755-6453 Facsimile: 216/755-3453 Attention: Chief Financial Officer

with a copy to:

3300 Enterprise Parkway Beachwood, Ohio 44122 Phone: 216/755-5650 Facsimile: 216/755-1560 Attention: General Counsel

[Signatures Continued on Following Page]

[SIGNATURE PAGE TO THE SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

DDR PR VENTURES, LLC, S.E., a Delaware limited liability company

By:	/s/ Luke J. Petherbridge
Print Name:	Luke J. Petherbridge
Title:	Chief Financial Officer

3300 Enterprise Parkway Beachwood, Ohio 44122
Phone:	216/755-6453
Facsimile:	216/755-3453
Attention:	Chief Financial Officer

with a copy to:

3300 Enterprise Parkway Beachwood, Ohio 44122
Phone: 216/755-5650
Facsimile:	216/755-1560
Attention:	General Counsel

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LENDERS:

$20,000,000	KEYBANK NATIONAL ASSOCIATION,
Individually and as Administrative Agent

	By:	/s/ Angela Kara
	Print Name:	Angela Kara
	Title:	Assistant Vice President

127 Public Square
8th Floor
Cleveland, OH 44114
Phone: 216/689-7984
Facsimile: 216/689-5819
Attention: Jason Weaver

With a copy to:

127 Public Square
8th Floor
Cleveland, OH 44114
Phone: 216/689-4653
Facsimile: 216/689-5819
Attention: Angela Kara

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$20,000,000	ROYAL BANK OF CANADA

	By:	/s/ Brian Gross
	Print Name:	Brian Gross
	Title:	Authorized Signatory

Three World Financial Center, 200 Vesey Street
New York, New York 10281-8098
Phone: 212/266-4047
Attention: Brian Gross

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$17,500,000	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Curt M. Steiner
	Name:	Curt M. Steiner
	Title:	Senior Vice President

209 S. LaSalle St., Suite 210
Chicago, IL 60604
Telephone: 312/325-8756
Facsimile: 312/325-8852
Attention: Curt M. Steiner

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$15,000,000	CITIZENS, N.A., Individually and as Documentation Agent

	By:	/s/ Don Woods
	Name:	Don Woods
	Title:	Senior Vice President

1215 Superior Avenue, OHS675
Cleveland, Ohio 44114
Telephone: 216-277-0199
Facsimile: 216-277-4600
Attention: Don Woods

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$15,000,000	THE BANK OF NOVA SCOTIA,
Individually and as Documentation Agent

	By:	/s/ Chad Hale
	Print Name:	Chad Hale
	Title:	Director & Execution Head

The Bank of Nova Scotia
40 King Street West, Floor 55
Toronto, ON M5H 1H1
Canada
Phone: 416-350-1173
Facsimile: 416-350-1161
Attention: Mr. Chad Hale

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$12,500,000	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Frederick H. Denecke
	Print Name:	Frederick H. Denecke
	Title:	Senior Vice President

1680 Capital One Drive
McLean, VA 22102
Phone: 703-720-6760
Facsimile: 703-720-2023
Attention: Ashish Tandon
Vice President

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$12,500,000	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Chiara Carter
	Name:	Chiara Carter
	Title:	Vice President

383 Madison Avenue, Floor 24
New York, New York 10179
Phone: 212/622-6401
Facsimile: 212/270-2157
Attention: Chiara Carter

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$12,500,000	THE BANK OF NEW YORK MELLON

	By:	/s/ Helga Blum
	Print Name:	Helga Blum
	Title:	Managing Director

One Wall Street
21st Floor
New York, New York 10286
Telephone: 212/635-7420
Facsimile: 212/635-1897
Attention: Helga Blum

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$10,000,000	PNC BANK, NATIONAL ASSOCIATION,
Individually

	By:	/s/ John E. Wilgus II
	Print Name:	John E. Wilgus, II
	Title:	Senior Vice President

1900 E. Ninth Street, 22nd Floor
Cleveland, Ohio 44114
Phone: 216/222-6032
Facsimile: 216/222-6070
Attention: John E. Wilgus, II

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$10,000,000	REGIONS BANK

	By:	/s/ T. Barrett Vawter
	Name:	T. Barrett Vawter
	Title:	Vice President

1717 McKinney Avenue, Suite 1200
Dallas, TX 75202
Telephone: 469/608-2787
Facsimile: 469/608-2842
Attention: Barrett Vawter

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$10,000,000	SUMITOMO MITSUI BANKING CORPORATION

	By:	/s/ Keith J. Connolly
	Print Name:	Keith J. Connolly
	Title:	Managing Director

277 Park Avenue
New York, NY 10172
Phone: 212/224-4058
Facsimile: 212/224-4887
Attention: Mr. Justin Kim

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$10,000,000	THE HUNTINGTON NATIONAL BANK

	By:	/s/ Marla S. Bergrin
	Name:	Marla S. Bergrin
	Title:	Vice-President

200 Public Square CM17
Cleveland, Ohio 44114
	Telephone:	216/515-5647
	Facsimile:	877/834-3517
	Attention:	Marla S. Bergrin

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$7,500,000	METROPOLITAN LIFE INSURANCE COMPANY

	By:	/s/ Matthew J. McInerny
	Print Name:	Matthew J. McInerny
	Title:	Managing Director

10 Park Ave., P. O. Box 1902
Morristown, New Jersey 07962
Telephone: 973-355-4033
Facsimile: 201-215-2328
Attention: Matt McInerny

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$7,500,000	WELLS FARGO BANK, N.A.

	By:	/s/ Brandon Barry
	Name:	Brandon Barry
	Title:	Vice-President

Wells Fargo Bank
10 South Wacker Drive
32nd Floor
Chicago, IL 60606
Telephone: 312-827-1525
Facsimile: 312-782-0969
Attention: Brandon Barry

With a copy to:

Doug Frazer
Loan Administrator
Wells Fargo Bank
310 S. College Street
4th Floor
Charlotte, NC 28202
Phone: (704) 715-5747
Fax: (704) 715-1289

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$5,000,000	CITICORP NORTH AMERICA, INC.

	By:	/s/ Michael Chlopak
	Print Name:	Michael Chlopak
	Title:	Vice President

388 Greenwich Street, 23rd Floor
New York, New York 10013
Phone: 212/723-5899
Facsimile: 646/291-1632
Attention: Michael Chlopak

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$5,000,000	FIRST TENNESSEE BANK NATIONAL ASSOCIATION

	By:	/s/ Greg Cullum
	Name:	Greg Cullum
	Title:	Sr. Vice President

First Tennessee Bank
701 Market Street
Chattanooga, Tennessee 37402
Phone: 423/757-4272
Facsimile: 423/757-4040
Attention: Greg Cullum

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$5,000,000	THE NORTHERN TRUST COMPANY

	By:	/s/ John Dilegge
	Print Name:	John Dilegge
	Title:	Vice President

50 S. LaSalle St., Floor M-27
Chicago, Illinois 60603
Phone: 312/557-1964
Facsimile: 312/557-1425
Attention: John Dilegge

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$2,500,000	DEUTSCHE BANK TRUST COMPANY
AMERICAS, INC.

	By:	/s/ James Rolison
	Print Name:	James Rolison
	Title:	Managing Director

	By:	/s/ J.T. Johnston Coe
	Print Name:	J.T. Johnston Coe
	Title:	Managing Director

200 Crescent Court #550
Dallas, Texas 75201
Phone: 214/740-7906
Facsimile: 214/740-7910
Attention: Justin Shull

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$2,500,000	GOLDMAN SACHS BANK USA

	By:	/s/ Jamie Minieri
	Print Name:	Jamie Minieri
	Title:	Authorized Signatory

c/o Goldman Sachs & Co.
30 Hudson Street, 4th Floor
Jersey City, New Jersey 07302
Phone: 212/934-3921
Facsimile: 917/977-3966
Attention: Michelle Latzoni

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ANNEX I

Schedule 7

Financeable Ground Leases

SITE	LOCATION
Morris Corners	Springfield, MO

1000 Van Ness	San Francisco, CA

Kmart Shopping Center	Brandon, FL

The Pike at Rainbow Harbor	Long Beach, CA

Johnson City Marketplace	Johnson City, TN

River Oaks SC (MRV)	Valencia, CA

Flatacres Market Center	Parker, CO

Delaware Consumer Square (2670 Delaware Ave.)	Buffalo, NY

Burlington Plaza	Austell, GA

Crossroads Center	Gulfport, MS

ANNEX I – SCHEDULE 7